UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement – Subject to Completion, dated April    , 2022

April    , 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Galaxy Gaming, Inc. (“we,” “us,” “our” and the “Company”), to be held at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada 89052, on June 1, 2022 at 9:00 a.m. Pacific Daylight Time and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1. to elect two (2) members of the Company’s Board of Directors (the “Board”) to serve for a three (3)-year term expiring at the 2025 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified. The two nominees are Mr. Gavin Isaacs and Ms. Cheryl Kondra;

2. to approve, on an advisory basis, the compensation of the Company’s named executive officers;

3. to ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4. to consider a stockholder proposal, if properly presented; and

5. to consider and act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof.

These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement, proxy card relating to the Annual Meeting and the Company’s 2021 Annual Report on Form 10-K.

In selecting the director nominees that we are proposing for election to the Board in the accompanying Proxy Statement, the Board has focused on selecting qualified, diverse, independent directors who are current members of the Board with strong industry credentials and extensive experience, and who have exhibited leadership within the gaming industry. The Board believes it has selected director nominees with diverse experiences and backgrounds who will work together constructively with a focus on operational excellence, financial strength and stockholder value.

As you may be aware, one of the Company’s stockholders, Mr. Tice Brown, has provided notice that he intends to nominate himself to stand for election as a member of the Board at the Annual Meeting. We do not endorse the election of Mr. Brown for director. You may receive proxy solicitation materials from this stockholder, including an opposition proxy statement or proxy card. The Board recommends a “FOR” vote with respect to the election of all of our director nominees named on the enclosed WHITE proxy card and urges you not to sign or return any proxy card sent to you by this stockholder who has notified us that he intends to put forth himself as nominee for election as a director. The Board also recommends a vote “FOR” Proposal 2 and Proposal 3, and a vote “AGAINST” Proposal 4.

Even if you have previously signed a proxy card sent to you by or on behalf of the aforementioned stockholder, you have the right to change your vote by completing, signing, and returning the enclosed WHITE proxy card or by following the instructions on the WHITE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of this stockholder or anyone other than the Company. Voting against this stockholder’s director nominee on their proxy card is not the same as voting for our director nominees, because a vote against their director nominee on their proxy card will revoke any previous proxy submitted by you concerning our director nominees.

Your vote is very important regardless of how many shares you own.

Sincerely,

Todd P. Cravens
President and Chief Executive Officer

GALAXY GAMING, INC.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Galaxy Gaming, Inc., a Nevada corporation (“we,” “us,” “our” and the “Company”), will be held at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada 89052, on June 1, 2022 at 9:00 a.m. Pacific Daylight Time and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following matters:

1.

to elect two (2) members of the Company’s Board of Directors (the “Board”) to serve for a three (3)-year term expiring at the 2025 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified. The Board has nominated Mr. Gavin Isaacs and Ms. Cheryl Kondra for re-election;

2.	to approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	to ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	to consider a stockholder proposal, if properly presented; and

5.	to consider and act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record of the Company’s common stock at the close of business on April 6, 2022 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of stockholders for ten (10) days prior to the date of the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Daylight Time, at the office of the Corporate Secretary of the Company at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118 and will be available for inspection at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE STOCKHOLDER WHO HAS NOTIFIED US THAT THEY INTEND TO PUT FORTH THEIR OWN DIRECTOR NOMINEE FOR ELECTION TO THE BOARD. IF YOU HAVE ALREADY DONE SO, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE BY USING THE ENCLOSED WHITE PROXY CARD TO VOTE TODAY OR BY SUBMITTING A LATER DATED PROXY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT.

This Proxy Statement and the enclosed form of proxy are being mailed starting on or about April     , 2022.

If you plan to attend:

Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed WHITE proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors

Harry C. Hagerty
Chief Financial Officer, Treasurer and Corporate Secretary

Las Vegas, Nevada

April    , 2022

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

GALAXY GAMING, INC.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Galaxy Gaming, Inc., a Nevada corporation (“Galaxy Gaming,” the “Company,” “we” or “us”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada 89052, on June 1, 2022 at 9:00 a.m. Pacific Daylight Time and at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 1, 2022:

Our proxy materials, including this Proxy Statement and the accompanying WHITE proxy card, and our 2021 Annual Report on Form 10-K, are available at www.proxydocs.com/GLXZ.

We expect our Proxy Statement, WHITE proxy card and 2021 Annual Report on Form 10-K to be mailed to stockholders of record starting on or about April        , 2022.

Stockholders Entitled to Vote

All stockholders of record at the close of business on April 6, 2022 are entitled to vote at the Annual Meeting. At the close of business on April 6, 2022, 23,762,933 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the Annual Meeting.

Voting Matters

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Proposal	Board’s Recommendation

(The Board recommends that you vote using the WHITE proxy card.)
Proposal 1: Elections of Directors

The Board believes that each of the two (2) director nominees proposed for election by the Company to serve for a three year term expiring at the 2025 Annual Meeting or until each director’s successor has been duly elected and qualified, possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company. The Board’s nominees are Mr. Gavin Isaacs and Ms. Cheryl Kondra.

FOR each of the Company’s Two Nominees

Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	FOR

Proposal	Board’s Recommendation

The Company has designed its executive compensation program to attract and retain executive talent, foster excellent business performance and align compensation with the long-term interests of our stockholders. The Board and Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Ratification of the Appointment of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022	FOR

The Audit Committee has appointed Moss Adams, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. As a matter of good corporate governance, stockholders are being asked to ratify the appointment of Moss Adams, LLP.

Proposal 4: A stockholder proposal regarding electing each director annually, if properly presented.	AGAINST

Methods of Voting

By Internet, Telephone or Mail

Your vote is important, no matter the number of shares of the Company’s common stock you own. The Company urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Galaxy’s recommendations on the other proposals on the agenda for the 2022 Annual Meeting.

•	If your shares of common stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Galaxy, c/o Mediant, , in the enclosed postage-paid envelope today.

•

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with a WHITE proxy card, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of common stock on your behalf without your instructions. As a beneficial owner, you may vote the shares at the 2022 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.

•

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed WHITE proxy card for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE proxy card.

In Person

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote in person at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting.

When a stockholder submits a proxy via the Internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the Internet or by telephone, please do not return your WHITE proxy card by mail. If you attend the Annual Meeting, you may also submit your vote in person. Any votes that you previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that you cast at the Annual Meeting.

Your vote is important. Accordingly, please submit your proxy via the Internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting in person.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a stockholder of record and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” with respect to the election of the Company’s two (2) nominees for members of the Board, “FOR” Proposal 2, “FOR” Proposal 3 and “AGAINST” Proposal 4.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a WHITE proxy card, a stockholder confers discretionary authority on the proxies (who are persons designated by the Board) to vote all shares covered by the proxy card in their discretion on any other matter that may properly come before the Annual Meeting.

Changing Your Vote

A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy card, by submitting a later-dated proxy via the internet or telephone, or by voting in person at the Annual Meeting. Your latest vote counts.

Quorum

The presence, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of not less than fifty percent (50%) of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

Vote Required

Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the Annual Meeting. Thus, the two director nominees receiving the highest number of votes will be elected.

Assuming a quorum is present, Proposal 2 (Say-on-Pay), Proposal 3 (Ratification of Accounting Firm) and Proposal 4 (Stockholder Proposal) each requires that the number of votes cast “FOR” such proposal exceeds the number of votes “AGAINST” at the Annual Meeting.

Effect of Withheld Votes or Abstentions

If you vote “WITHHOLD” in the election of directors or vote “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A “WITHHOLD” vote will have no effect on the outcome of the election of directors (Proposal 1), and an “ABSTAIN” vote will not be counted as a vote cast “FOR” or “AGAINST” and will accordingly have no effect on the outcome of Proposals 2, 3 or 4.

Effect of Broker Non-Votes

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. Brokers only have discretionary voting authority under “routine” proposals under the rules. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote because they are not considered votes cast. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1). Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 3) and, accordingly, your shares may be voted by your broker or nominee on Proposal 3 without your instructions. Brokers and other nominees will not have discretionary voting power to vote without instructions from the beneficial owner on the advisory vote of our executive compensation (Proposal 2) or on the stockholder proposal (Proposal 4).

Multiple Proxy Cards

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive. If you choose to vote by phone or Internet, please vote each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted.

You may also receive proxy cards from a stockholder soliciting proxies in favor of its respective proposals. Mr. Brown has notified the Company that he intends to nominate himself as a director nominee to stand for election as a member of the Board at the Annual Meeting.

If you receive any proxy cards from the aforementioned stockholder, we urge you NOT to sign that proxy card. To vote as the Board recommends, stockholders must use the WHITE proxy card. Voting against the director nominee of the aforementioned stockholder on their proxy card will not be counted as a vote in accordance with the Company’s recommendations and can result in the revocation of any previous proxies you may have granted on the WHITE proxy card. If you have signed a proxy card sent to you by the aforementioned stockholder, you still have every right to change your vote by executing the enclosed WHITE proxy card. Only the latest-dated proxy card you vote will be counted.

Proxy Solicitation

We will pay the costs of our proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. The Company has also retained Kingsdale Advisors for certain advisory services and to aid in the solicitation of proxies and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay Kingsdale Advisors a fee of up to $90,000 plus reimbursement for reasonable out-of-pocket expenses.

Contact for Questions About this Proxy Statement

If you have additional questions about this Proxy Statement or the Annual Meeting, please contact Kingsdale Advisors, our proxy solicitor, by telephone at (866) 229-8214 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-866-229 8214

Email: contactus@kingsdaleadvisors.com

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board. In accordance with the Company’s Second Amended and Restated Bylaws, the directors of the Company serve three (3)-year staggered terms.    The Board has fixed the size of the Board at five members. The five current directors of the Company are:

Name	Age	Director Since	Class	Term Expires

Michael Gavin Isaacs	57	2019	Class III	2022 Annual Meeting

Cheryl Kondra	49	2021	Class III	2022 Annual Meeting

Mark Lipparelli*	56	2017	Class I	2024 Annual Meeting

Bryan W. Waters	59	2015	Class II	2023 Annual Meeting

William A. Zender	66	2014	Class II	2023 Annual Meeting

*	Mr. Lipparelli serves as our independent Chairman of the Board.

On December 2, 2021 the Board appointed Cheryl Kondra to the Board to fill the vacancy created by the passing of Norman DesRosiers.

Background of the Solicitation

Beginning December 31, 2021 to February 10, 2022, Mr. Tice Brown (the “Proposing Stockholder”) acquired 965,851 shares of common stock of the Company on the open market, representing approximately 4.3% of the shares of common stock issued and outstanding as of March 16, 2022, at an average price of approximately $4.14 per share.

On March 8, 2022, the Company issued a press release announcing that its 2022 annual meeting of stockholders would be held on June 1, 2022, for stockholders of record as of April 6, 2022.

On March 16, 2022, the Proposing Stockholder submitted to the Company a stockholder proposal pursuant to the Company’s Second Amended and Restated Bylaws. The proposal consisted of (a) the Proposing Stockholder’s notice to nominate himself to the Board and (b) a proposal requesting that the Board declassify the Board by electing each director on an annual basis. Such proposal is included as Proposal 4 described elsewhere in this Proxy Statement. Shortly after the delivery of the stockholder proposal, the Chairman of the Board, Mr. Mark Lipparelli, acknowledged receipt of the director nomination and stockholder proposal and indicated that the Board would review and discuss with the Company’s senior management and advisors. The Proposing Stockholder subsequently requested a telephonic meeting with Mr. Lipparelli.

On March 17, 2022, the Proposing Stockholder indicated that notice regarding the director nomination and stockholder proposal would be submitted to the Nevada Gaming Control Board. The Company’s corporate counsel, Mr. Bruce Benson, indicated to the Proposing Stockholder that the Company and Board were reviewing the director nomination and stockholder proposal, and afterwards would welcome a conversation with the Proposing Stockholder. Mr. Benson also confirmed for the Proposing Stockholder that the Company holds a gaming license in the State of Nevada and other jurisdictions, and provided the Proposing Stockholder with a draft non-disclosure agreement to be signed prior to sharing any additional nonpublic information about the Company.

On March 18, 2022, Mr. Lipparelli, management from the Company and the Proposing Stockholder held a telephone conference, for the purpose of discussing the proposal received by the Proposing Stockholder. The attendees agreed to hold another discussion after the Company’s regularly scheduled Board meeting on March 24, 2021.

On March 21, 2022, legal counsel for the Proposing Stockholder, Ballard Spahr LLP, provided a revised non-disclosure agreement for the Company’s review, which was subsequently sent to the Company’s legal counsel, Latham & Watkins LLP. Over the coming days the Company and the Proposing Stockholder negotiated the non-disclosure agreement, which was executed and effective as of April 5, 2022.

On March 24, 2022, the Board held a regularly scheduled telephonic meeting, for the purpose of discussing fiscal year-end results to be filed in the Company’s Annual Report on Form 10-K and the proposal received from the Proposing Stockholder, among other things.

On April 1, 2022, the Proposing Stockholder notified the Company via email of his intention to file a Schedule 13D with the SEC as well as a corresponding preliminary proxy statement on Schedule 14A. The Proposing Stockholder subsequently filed such Schedule 13D with the SEC disclosing beneficial ownership of the Company in excess of 5%.

On April 4, 2022, Mr. Lipparelli, Todd Cravens, the Company’s Chief Executive Officer, and the Proposing Stockholder held a telephone conference to discuss the Board’s reduction in equity compensation announced on March 31, 2022 and other matters related to the stockholder proposal.

Between April 5th and April 7th, 2022, Mr. Lipparelli and the Proposing Stockholder held telephone conferences to discuss whether there were terms upon which the Company and Proposing Stockholder could settle the matters brought forth in the stockholder proposal.

Nominees for Election

The Second Amended and Restated Bylaws of the Company provides for the classification of the Board into three (3) classes serving staggered terms, with each Class serving for a three (3)-year term, or until their respective successor has been duly elected and qualified or their earlier death, resignation or removal. For the 2022 Annual Meeting, the Board has nominated the two (2) Class III directors, Mr. Gavin Isaacs and Ms. Cheryl Kondra, for re-election, each to serve for a three (3)-year term ending at the Company’s 2025 Annual Meeting, or until their respective successor has been duly elected and qualified or their earlier death, resignation or removal. Mr. Isaacs has served as a director since June 2019, and Ms. Kondra has served as a director since December 2021. Ms. Kondra was first identified to the Board as a potential candidate by an executive search firm.

The Board recommends that you vote “FOR” the election of each of Mr. Gavin Isaacs and Ms. Cheryl Kondra for re-election, and the persons named as proxies on the enclosed WHITE proxy card will vote the proxies received by them for the election of each of the nominees. Each nominee has indicated a willingness to serve as a director. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.

The name, business experience and certain other information regarding each of the Board’s nominees is set forth below:

Michael Gavin Isaacs has been a Director since June 2019 and serves as our Compensation Committee Chairperson. Mr. Isaacs is also currently Chairman of the Board of Directors of Altitude Acquisition Corp. (Nasdaq: ALTUU), a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the travel, travel technology and/or travel-related industries, and a gaming industry advisor to Jackpocket, an online lottery app, and PureSoftware, an India-based developer and talent source. Mr. Isaacs previously served as Vice Chairman of the Board of Scientific Games Corporation (“Scientific Games”), a global leader in lottery games and sports betting and technology, from August 2016 until December 2018, and prior to that was a member of the Board of Directors and President and Chief Executive Officer of Scientific Games from June 2014 until August 2016. During his tenure at Scientific Games, Mr. Isaacs oversaw a gaming and lottery entertainment powerhouse that operated under a portfolio of successful brands, including Bally, Barcrest, Global Draw, SG Lottery, Shuffle Master and WMS. Mr. Isaacs was instrumental in Scientific Games’ $5.1 billion acquisition of Bally Technologies in 2014 and in a two-year span helped grow annual revenues from $1.3 billion to $2.9 billion, reflecting a 100 percent increase in social revenue growth which positioned Scientific Games as the No. 2 ranked global social interactive business. Prior to 2014, Mr. Isaacs served as Chief Executive Officer of SHFL Entertainment, Inc. and served as Executive Vice President and Chief Operating Officer of Bally from 2006 through 2011. In 2012, Mr. Isaacs played a key role in Bally’s $1.3 billion acquisition of SHFL entertainment and was pivotal in merging four companies (Scientific Games, Bally, SHFL and WMS) into a single, innovation-driven organization focused on empowering customers by creating the world’s best gaming and lottery experiences. Prior to joining Bally, he held senior roles and key management positions at Aristocrat Leisure Limited (“Aristocrat”) for eight years, including General Manager, Legal and Compliance; General Manager, Marketing and Business Development; and Managing Director, Europe, before becoming Aristocrat’s Americas President in 2003. Mr. Isaacs is a former Non-Executive Director of Draftkings Inc. (NASDAQ:DKNG) from April 2020 to April 2021, and former Chairman of SBTech from January 2019 to April 2020. Mr. Isaacs previously served as a Trustee 5 and the President of the International Association of Gaming Advisors, and as Vice Chairman of the board of directors of the American Gaming Association. Mr. Isaacs has a Masters of Laws degree and an undergraduate degree in Accounting and Financial Systems. Mr. Isaacs brings to the Company experience on public boards of directors and a proven track record of success in leading company turnarounds and establishing companies on strong growth trajectories.

The Board considers Mr. Isaacs qualified to serve on the Board given his more than 20 years’ experience in the gaming and technology industries, including in executive and leadership positions.

Cheryl Kondra has been a Director since December 2021 and was named the Audit Committee Chairperson as of March 2022. Since June 2020, Ms. Kondra has served as Vice President of Internal Audit at Tractor Supply Company (NASDAQ:TSCO), the largest rural lifestyle retailer in the United States. Prior to Tractor Supply Company, she had an extensive career in gaming, having served as the VP of Internal Audit for Genting Americas from 2019-2020. Prior to that she was VP of Internal Audit and Chief Compliance Officer at Pinnacle Entertainment from October 2014 to September 2018. Ms. Kondra was the Chief Audit Executive at Caesars Entertainment from October 2007 to August 2014 and held various other positions with Harrah’s and Caesars Entertainment since 1997 within the Internal Audit and Compliance functions. Ms. Kondra has a Master of Accountancy degree and an undergraduate degree in Accounting. Ms. Kondra is a Certified Internal Auditor.

The Board considers Ms. Kondra qualified to serve on the Board based on her more than 25 years’ experience in the gaming industry and audit/compliance field, including in executive and leadership positions, and her ability to build strong teams to address the many audit, Sarbanes Oxley compliance, regulatory and legal issues impacting companies in the gaming sector. As a global audit and compliance leader, Ms. Kondra has earned a reputation for agile, ethical leadership among external auditors, colleagues, and clients for handling domestic and international audit and compliance requirements in publicly traded, startup, and PE-owned companies. A board presenter, team builder, industry speaker, and influential executive often sought to build and strengthen internal audit, she has achieved notable cost savings, with concurrent advances in risk identification, audit integrity, budget reductions, staff empowerment, and standards at Caesars Entertainment, Pinnacle Entertainment, Genting Americas, and Tractor Supply Company.

Continuing Directors

The name, business experience and certain other information regarding each of the continuing directors of the Board is set forth below:

Mark A. Lipparelli has been a Director and our Chairman since July 2017. Mr. Lipparelli currently serves as the Managing Member and Chief Executive Officer of GVII, LLC, a Nevada gaming licensee that manages the Westgate Resort Las Vegas, (since November 2019); Managing Member of CAMS, LLC, a technology services company to the online gaming industry, (since September 2019); and Managing Member of SBOpco, LLC, a sportsbook company operating as SuperBook, (since January 2021). Additionally, Mr. Lipparelli serves as an advisor to a limited number of operating and investment entities through GVIII, LLC where he is the Managing Member. Mr. Lipparelli has served as a member of the Board of Directors of Golden Entertainment, Inc. since 2015. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on a number of Senate committees. Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada Gaming Control Board. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Mr. Lipparelli is a Board Trustee Emeritus of the University of Nevada Foundation, Board Member of the International Center for Responsible Gaming, member of the International Association of Gaming Advisors and a member of the International Masters of Gaming Law. Mr. Lipparelli holds a bachelor’s degree in finance and a master’s degree in economics from the University of Nevada, Reno.

The Board considers Mr. Lipparelli qualified to serve on the Board, as he brings over 25 years of experience in the gaming industry, including his service as Chief Executive Officer of a strategic advisory and product development firm, various executive management positions at companies serving the gaming industry, his legislative experience with the State Senate and past roles with the Nevada Gaming Control Board.

William A. Zender has been a Director since May 2014. Mr. Zender is currently an adjunct professor at the University of Nevada in the Extended Studies Program (Casino) and, since 2007, has provided gaming and gaming management consulting services through Bill Zender and Associates, LLC. Previously, Mr. Zender served as general manager of Artichoke Joe’s Casino in 2018 and 2019. From 2005 to 2007, Mr. Zender provided gaming and gaming management consulting services through Last Resort Consulting. Other positions Mr. Zender has held include Asian Games Manager at the famous Desert Inn Casino in Las Vegas, Casino Manager for the Maxim Hotel and Casino in Las Vegas, and Games Manager at Artichoke Joe’s Casino in San Bruno, California. From 1979 to 1981, Mr. Zender served as an Enforcement Agent with the Nevada Gaming Control Board. Mr. Zender earned a bachelor’s degree in Hotel Administration at the University of Nevada at Las Vegas and a Master’s Degree in Business from the University of Phoenix.

The Board considers Mr. Zender qualified to serve on the Board given his extensive table game industry experience. Mr. Zender was awarded the “Lifetime Achievement Award” at the 2014 World Game Protection Conference for his invaluable contributions and generous dedication to the casino industry. His credentials also include authoring seven books on gambling and gaming.

Bryan W. Waters has been a Director since April 2015. Mr. Waters currently oversees Magnolia Lane Partners, LLC, a company he founded in 2012, which is an advisory and asset management firm, and is active in advising several specialty finance entities. Mr. Waters most recently served as CEO of Microf, LLC, a fin-tech platform and lease to own provider for the home improvement industry from June 2019 through September 2021. Mr. Waters served as President and Chief Operating Officer of Genesis Financial Solutions, the largest second look private label credit card issuer in the United States, from June 2016 to January 2018. Mr. Waters served as CEO of North America for Dollar Financial Group leading over 3000 employees throughout 850 finance centers from June 2015 through June 2016. In September of 2013, Mr. Waters assumed the role of Chief Executive Officer of CBV and served in that role until its successful sale in June 2015. In 2012, Mr. Waters joined the Board of CBV Collection Services, LTD, a private equity and management owned company and one of the largest independent outsourcing, collection services and debt buying organizations in Canada. In 2010,

Mr. Waters became Chief Executive Officer of B-Line, LLC, the largest purchaser and servicer of unsecured consumer bankruptcy claims in the country. At the time of its successful sale in late 2011, B-Line owned and serviced in excess of $300 million in assets. Mr. Waters joined Pacific National Bank in 2006 as President and Chief Executive Officer and was responsible for P & L growth of the privately held $2.3 billion 17 branch bank until its sale to U.S. Bank in October 2009. In 2001, Mr. Waters became Chief Financial Officer of Camco, Inc., a specialty finance lender. Shortly after his appointment, Mr. Waters also absorbed the roles of President and Chief Operating Officer until the successful sale of the company in December 2005 to Cash America International, Inc. a NYSE listed company. In 2001, Mr. Waters became Chief Financial Officer of Camco, Inc., a specialty finance lender. A graduate of University of California, Los Angeles, Mr. Waters started his career with Wells Fargo Bank in 1988 where he held numerous executive positions throughout his 12 years with the bank, including President of the Southern Nevada region.

The Board considers Mr. Waters to be qualified to serve on the Board given his experience at running, successfully growing and exiting private equity sponsored companies and his skills at building and leading teams to achieve outstanding results using a combination of judgment, experience and enthusiasm. He has a reputation as the “go-to” person to deal with high stakes, high profile challenges, whether that involves financial turnaround, restructure, mergers and acquisitions and/or charting of a new strategic direction.

Qualifications of Directors

Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. Our Board does not maintain a separate nominating committee. The entire Board from time to time engages in evaluating the appropriate size, needs and diversity of the Board with the objective of maintaining the necessary experience, skills and independence on the Board.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size and diversity of our Board;

•	Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;

•	Experience with accounting rules and practices;

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members; and

•	Experience in the gaming industry and the desire and ability to successfully pass the extensive regulatory suitability investigations required by the Company and many gaming jurisdictions.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders, including a nominee’s experience and licensure in the gaming industry. Although the Board does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board, and it seeks to include Board members with diverse backgrounds, perspectives, geography, culture, ethnicity, gender and experiences. Further criteria include the candidates’ integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board and its committees.

Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying additional potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary. The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders because it believes that its current nomination process is sufficient to identify directors who serve the Company’s best interests. The Board would evaluate any stockholder nominees based on the same criteria as all other director nominees, including without limitation, the ability to successfully pass the strict suitability investigations conducted by the Company and various gaming regulatory agencies.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO NOMINEES NAMED HEREIN

Corporate Governance

The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability.

Director Independence. We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K. Applying the definition of “Independent Director” within the OTCQB Standards, we have determined all of our directors are independent directors. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest.

Board Meetings. In 2021, the Board met 11 times in person or by teleconference and acted by unanimous written consent 12 times. Of the 11 in-person meetings, three included executive sessions with no members of management present. During 2021, all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

Addition of Cheryl Kondra to the Board. On December 2, 2021 the Board voted unanimously to add Cheryl Kondra to the Board to fill the vacancy created by the passing of Norman DesRosiers. Ms. Kondra is also the chair of the recently approved Audit Committee, as discussed below.

Committees of the Board

Compensation Committee. Pursuant to the Charter, the Compensation Committee is to be comprised of no fewer than two non-employee members of the Board, and the members shall be free from any relationships or conflicts of interest with respect to the Company that would impair the member’s ability to make independent judgments. The members of the Compensation Committee will be appointed by the Board and can be removed by the Board at any time, with or without cause.

The authority and duties of the Compensation Committee include but are not limited to: approving the corporate goals and objectives relating to compensation and bonus incentive structure of the Chief Executive Officer and other executive officers and key employees and any company-wide bonus plans; approving any material grants of equity compensation of more than 100,000 shares of our common stock; retaining and terminating any compensation consultant; and reviewing and assessing the adequacy of the Charter.

The members of the Compensation Committee are currently Mr. Isaacs (Chairman), Mr. Waters and Mr. Zender. The Compensation Committee held no meetings during 2021.

Audit Committee. At a meeting of the Board of Directors on February 21, 2022, the Board approved the creation of an Audit Committee. Members of the Audit Committee are Ms. Kondra (Chair), Mr. Isaacs and Mr. Waters.

The duties of the Audit Committee include but are not limited to: approving the selection of our independent accountants and meeting and interacting with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. The Audit Committee regularly holds executive sessions with the Company’s independent auditors and internal controls consultants at its regular quarterly meetings.

Nominating Committee. Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The size of our Board, at this time, does not require a separate nominating committee.

Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings. The Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures, inherently include a systematic review of risk. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.

The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval and signature authority processes and legal department or outside counsel review of material contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks, and individual directors often communicate directly with senior management on matters relating to risk management.

In part to further the distinction between management’s day to day role in operating the Company and the Board’s oversight function, the Company maintains separation between the Company’s executive officer functions and service on the Board.

Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Galaxy Gaming, Inc., 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Attendance at Stockholders’ Meetings. The Company encourages directors to attend the Annual Meeting. All of our then current Board members attended our 2021 Annual Meeting of Stockholders.

Code of Ethics. The Company has not adopted a Code of Ethics for our financial executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company does have in place a new code of conduct which is included in its employee handbook, among other polices. The code of conduct and all other policies within the employee handbook are to be followed by all employees.

Director Compensation

The table below summarizes all compensation paid to each named director for the last completed fiscal year.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Mark A. Lipparelli(1)	$90,000	$368,000	$—	$—	$—	$—	$458,000
Michael Gavin Isaacs(2)	$42,000	$232,200	$—	$—	$—	$—	$274,200
Cheryl A. Kondra(3)	$3,500	$13,032	$—	$—	$—	$—	$16,532
William A. Zender(4)	$42,000	$147,200	$—	$—	$—	$—	$189,200
Bryan W. Waters(5)	$42,000	$147,200	$—	$—	$—	$—	$189,200

(1)

Mr. Lipparelli was appointed as the Chairman of the Board effective July 26, 2017. During the year ended December 31, 2021, Mr. Lipparelli received 100,000 shares of our restricted common stock in quarterly installments valued at $368,000, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Mr. Lipparelli annual cash compensation of $90,000 paid in monthly installments.

(2)

Mr. Isaacs was appointed to the Board effective June 3, 2019, and the Board authorized the issuance of 75,000 restricted shares of our common stock, which vest yearly over a three-year period beginning June 3, 2020. 50,000 shares have vested as of December 31, 2021, with a value of $85,000, using the trading price of our stock on that day. During the year ended December 31, 2021, Mr. Isaacs received 40,000 shares of our restricted common stock in quarterly installments valued at $147,200, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Mr. Isaacs cash compensation of $42,000 paid in monthly installments.

(3)

Ms. Kondra was appointed to the Board effective December 2, 2021, and the Board authorized the issuance of 75,000 restricted shares of our common stock, which vest yearly over a three-year period beginning December 2, 2022. During the year ended December 31, 2021, Ms. Kondra received 3,333 shares of our restricted common stock valued at $13,032, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Ms. Kondra cash compensation of $3,500 paid in monthly installments.

(4)

Mr. Zender was appointed to the Board effective May 1, 2014. During the year ended December 31, 2021, Mr. Zender received 40,000 shares of our restricted common stock in quarterly installments valued at $147,200, using the grant date trading price of our stock. The shares vested immediately on the grant date. During the year ended December 31, 2021, Mr. Zender exercised 100,000 options valued at $330,250, using the exercise date price of our stock. We also provided Mr. Zender annual cash compensation of $42,000 paid in monthly installments.

(5)

Mr. Waters was appointed to the Board, effective April 1, 2015. During the year ended December 31, 2021, Mr. Waters received 40,000 shares of our restricted common stock in quarterly installments valued at $147,200, using the grant date trading price of our stock. The shares vested immediately on the grant date. During the year ended December 31, 2021, Mr. Waters exercised 100,000 options valued at $322,625, using the exercise date price of our stock. We also provided Mr. Waters annual cash compensation of $42,000 paid in monthly installments.

SECURITY OWNERSHIP

The following table sets forth, as of April 6, 2022, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon a total of 23,762,933 shares of common stock outstanding as of April 6, 2022, and includes shares which the individuals shown have the right to acquire upon exercise of stock options that are vested or vest within 60 days following April 6, 2022. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group) but are not deemed to be outstanding as to any other person.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Director and Executive Officers Mark A. Lipparelli, Director(1)	1,922,848	8.09%
Michael Gavin Isaacs, Director	229,319	0.97%
William A. Zender, Director	626,715	2.64%
Bryan W. Waters, Director(2)	535,048	2.25%
Cheryl A. Kondra, Director	7,356	0.03%
Todd P. Cravens, President and Chief Executive Officer(3)	1,140,000	4.80%
Harry C. Hagerty, Chief Financial Officer(4)	873,500	3.68%

Total Directors, Executive Officers (7 persons)	5,334,786	22.45%

5% Beneficial Owners

Tice Brown (5)	1,409,063	5.94%

(1)	Mr. Lipparelli holds 1,792,848 shares of common stock under his name and 130,000 shares under Mark Allan Lipparelli TTEE.
(2)	Mr. Waters holds options to purchase 75,000 shares of our common stock which are either exercisable at April 6, 2022 or exercisable within 60 days and 460,048 shares of common stock.
(3)	Mr. Cravens holds options to purchase 938,000 shares of our common stock which are either exercisable at April 6, 2022, or exercisable within 60 days and 202,000 shares of common stock.
(4)	Mr. Hagerty holds options to purchase 66,668 shares of our common stock which are either exercisable at April 6, 2022, or exercisable within 60 days and 806,832 shares of common stock.
(5)	Based on a Schedule 13D filed with the SEC on April 1, 2022 by Tice Brown.

EXECUTIVE COMPENSATION

Compensation discussion and analysis. Our current executive compensation plan consists of cash, stock and/or stock options compensation to the executive officers, who are primarily responsible for the day-to-day management and continuing development of our business.

Summary compensation table. The table below summarizes all compensation awarded to or earned by each named executive officer for each of the last two completed fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan	Non-qualified Deferred Earnings	All Other Compensation(1)	Total
Todd P. Cravens (1) (2)	2021	$275,000	—	$181,600	—	—	—	$18,731	$475,331
Chief Executive Officer	2020	$274,327	$139,500	—	$255,017	—	—	$17,260	$686,104
Harry C. Hagerty (1)	2021	$200,000	—	—	—	—	—	$19,991	$219,991
Chief Financial Officer	2020	$200,000	$111,500	$107,720	—	—	—	$19,072	$438,292

(1)	For our executives, all other compensation includes standard benefits such as health insurance premiums and contributions to a deferred contribution plan (“401k”).
(2)

During the year ended December 31, 2021, Mr. Cravens received 80,000 shares of our restricted common stock valued at $181,600, using the grant date trading price of our stock. The shares vested in full on November 11, 2021. During the year ended December 31, 2020, Mr. Cravens was granted options to purchase 225,000 shares of our common stock. The value of Mr. Cravens’ option awards was based on their grant date fair value, using the Black-Scholes option pricing model.

Outstanding equity awards at fiscal year-end table. The following table summarizes all unexercised options, stock that has not vested, and equity incentive plan awards outstanding for each named executive officer as of the end of the last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Todd P. Cravens, CEO	938,000	137,000	—	$0.76 - $1.93	7/26/22, 10/12/23, 2/21/24, 2/17/25	—	—	—	—
Harry C. Hagerty, CFO	—	66,668	—	$1.97	10/22/24	—	—	—	—

Employment Agreements; Severance and Change in Control Arrangements

We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition.

On July 26, 2017, the Company entered into an employment agreement with Todd Cravens. The agreement was amended on February 17, 2020, to, among other things, extend the term through July 26, 2022. Pursuant to the employment agreement, Mr. Cravens is paid an annual base salary of $275,000 and is eligible for bonuses if and as approved by the Board. In addition, pursuant to the agreement, Mr. Cravens was granted (i) options to purchase up to 450,000 shares of our common stock, at a price per share of $0.76 which vest in equal amounts on July 27, 2017, August 1, 2018 and August 1, 2019; (ii) options to purchase 150,000 shares of our common stock at a price per share of $1.90 which vested on August 1, 2020; and (iii) options to purchase 225,000 shares at a price per share of $1.93 which vest as follows: 88,000 shares on July 26, 2021, 87,000 shares on July 26, 2022, and 50,000 shares on July 26, 2023. In the event Mr. Cravens is terminated without cause or terminates his employment for good reason, he would be entitled to salary continuation and continuation of certain benefits for an additional one year.

On May 1, 2017, the Company entered into an employment agreement with Harry C. Hagerty. The agreement was recently amended on January 3, 2022 to, among other things, extend the term through April 30, 2024. Pursuant to the agreement, as amended since its execution, Mr. Hagerty receives a base salary of $200,000 and is eligible for bonuses if and as approved by the Board. In addition, pursuant to the Agreement, as amended on January 3, 2022, Mr. Hagerty was granted an option to purchase 200,000 shares of the Company’s common stock at a price per share of $3.91, subject to vesting and other conditions. In the event Mr. Hagerty is terminated without cause or terminates his employment for good reason, he would be entitled to salary continuation and continuation of certain benefits for an additional one year.

PROPOSAL 2

APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote every third year to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay proposal”).

Our executive compensation program is designed to be simple, effective, and link pay to performance. It reflects the size, scope, and success of our business, as well as the responsibilities of our named executive officers. We believe our compensation program appropriately rewards performance and is aligned with the long-term interests of our stockholders.

We value the feedback provided by our stockholders. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and we make every effort to take into account the views of stockholders regarding the design and effectiveness of our executive compensation program.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, is hereby approved.

As an advisory vote, this proposal is not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

It is expected that the next say-on-pay vote will occur at the 2025 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Moss Adams, LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2022, and stockholders are being asked to ratify such appointment at the Annual Meeting.

The Board believes that representatives of Moss Adams, LLP will attend the Annual Meeting either in-person or telephonically, and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

If the appointment of Moss Adams, LLP is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Moss Adams, LLP or to engage a different firm to serve as the Company’s independent auditor.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF MOSS ADAMS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for services rendered during the fiscal years ended December 31, 2021 and 2020 by our independent auditors and their respective affiliates were approximately:

	2021 Fees	2020 Fees
Audit Fees:	$265,088	$318,285
Total Fees:	$265,088	$318,285

The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements and the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q.

All of the fees set forth in the table above were pre-approved by the Board. Prior to the creation of a separate Audit Committee in March 2022, the entire Board performed the functions of the Audit Committee.

PROPOSAL 4

STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY

Mr. Tice Brown (the “Proposing Stockholder”), with an address of P.O. Box 20907, New York, NY 10009, has informed the Company that he intends to present the proposal set forth below at the Annual Meeting. The Proposing Stockholder has represented that he beneficially owns 1,409,063 shares of the Company’s common stock as of April 1, 2022. If the Proposing Stockholder is present at the Annual Meeting and properly submits his proposal for a vote, then the proposal will be voted upon at the Annual Meeting.

In accordance with federal securities laws and the Company’s bylaws, the stockholder proposal is presented below as submitted by the Proposing Stockholder and is quoted verbatim and is in italics. The Company disclaims all responsibility for the content of the proposal. The Board has considered the proposal set forth below relating to the declassification of the Board, and has determined to recommend that stockholders vote against Proposal 4.

Stockholder Proposal

PROPOSAL NO. 4 – ELECT EACH DIRECTOR ANNUALLY

“RESOLVED, that stockholders of Galaxy Gaming, Inc. (the “Company”) request that the Board of Directors of the Company (the “Board”) take all necessary steps to eliminate the classification of the Board and to require that all directors elected by the stockholders be elected on an annual basis commencing with the first annual meeting of stockholders for the election of directors occurring after the elimination of the classification of the Board, provided that the unexpired terms of directors elected prior to the proposal’s implementation will not be affected.”

Board Response

The Board has carefully considered the proposal seeking to request that the Board declassify the Board and require the annual election of all of the Company’s directors, and believes that its implementation would undermine our ability to act in the long-term interests of our stockholders. The Board believes that our classified Board structure benefits all stockholders and better protects long-term stockholder value. The Board believes a classified board provides several important advantages, particularly in the highly regulated environment that our Company operates within, pursuant to which the Company incurs great expense to obtain regulatory approval for its directors. Classified boards promote continuity and stability, drawing on long term-perspective and experience with the Company. Three-year terms encourage those who are interested in serving as a Board member to make the commitment and engage in the strict, detailed, lengthy and costly scrutiny and process of licensure under the gaming commissions the Company operates within. Classified boards also motivate potential persons seeking hostile control to initiate arms-length discussions with the Board, rather than engage in unsolicited or coercive takeover tactics. We are committed to strong corporate governance and our Board regularly reviews our governance structure, including our classified Board which was recently implemented in 2020.

THE BOARD RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL

OTHER MATTERS

We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2023 Annual Meeting of Stockholders, it must be received at our principal executive offices, 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, Attention: Corporate Secretary, not later than                , 2023 if the Company’s 2023 Annual Meeting of Stockholders is held within 30 days of June 1, 2023. In the event that the Company elects to hold its 2023 Annual Meeting of Stockholders more than 30 days before or after June 1, 2023, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 Annual Meeting of Stockholders, stockholders are advised to review our Second Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements and those under the Company’s Second Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2023.

All proposals should be sent to our principal executive offices at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, Attention: Corporate Secretary and by email to hhagerty@galaxygaming.com.

The Company intends to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov. A copy of our Second Amended and Restated Bylaws can also be accessed through the SEC’s website or is available by request to the Corporate Secretary at the address set forth above.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Harry C. Hagerty
Chief-Financial Officer, Treasurer and Corporate Secretary

Dated: April    , 2022

SAMPLE PROXY CARD

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/GLXZ Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-829-5207 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/GLXZ Galaxy Gaming, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 6, 2022 TIME: Wednesday, June 1, 2022, 9:00 AM Pacific Daylight Time PLACE: Annual Meeting to be held at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada 89052 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Todd Cravens and Harry Hagerty (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Galaxy Gaming, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED AS THE BOARD RECOMMENDS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Galaxy Gaming, Inc. Annual Meeting of Stockholders Please make your marks like this: The Board of Directors recommends a vote for “FOR” Proposal 1 (each nominee), “FOR” Proposal 2, “FOR” Proposal 3 and “AGAINST” Proposal 4. PROPOSAL YOUR VOTE 1. To elect two (2) members of the Company’s Board of Directors to serve for a three (3)-year term expiring at the 2025 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified: 01 Michael Gavin Isaacs (Class III) 02 Cheryl Kondra (Class III) FOR WITHHOLD 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR AGAINST ABSTAIN 4. A stockholder proposal regarding electing each director annually, if properly presented. FOR AGAINST ABSTAIN Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/GLXZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date